Exhibit 99.1
Matterport Announces Record Third Quarter 2022 Financial Results
•Total revenue rose to a record $38.0 million, above Company guidance
•Subscription revenue rose to a record $19.0 million, above Company guidance
•Services revenue rose to a record $10.0 million, up 204% year-over-year
•Q3 GAAP loss per share of $0.20
•Q3 Non-GAAP loss per share of $0.09, exceeding Company guidance
•Balance sheet remains strong with $495 million in cash and investments

SUNNYVALE, Calif. — November 10, 2022 — Matterport, Inc. (Nasdaq: MTTR) (“Matterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced record financial results for the quarter ended September 30, 2022.
“We delivered outstanding third quarter results, with record total revenue, demonstrating that our strategy is working,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “We successfully launched our new Enterprise Essentials subscription suite as well as our new, high speed, LiDAR-enabled, Pro3 camera, which began shipping in the third quarter. We also completed the acquisition of VHT Studios, which brings together an industry-leading real estate marketing platform with Matterport’s immersive digital twin technologies. Further, customer demand remained robust in the quarter as enterprises leveraged the deflationary power of Matterport digital twins to improve operating efficiency and productivity, resulting in strong revenue growth across our target markets,” Pittman added.
“We saw strength across all of our revenue lines in the quarter, and combined with our focus on operating efficiency, we delivered financial results that exceeded our expectations on both the top and bottom lines,” said JD Fay, Chief Financial Officer of Matterport. “Subscription revenue grew to a record $19.0 million and services revenue grew 204% year-over-year, to a record $10.0 million. In addition, we were able to ship through our product order backlog during the third quarter. Finally, our focus on operational efficiency began yielding savings a quarter earlier than planned, and with our strong revenue growth, enabled non-GAAP net loss to improve by 24% sequentially, resulting in a narrower loss relative to our guidance range.”
Third Quarter 2022 Financial Highlights
•Total subscribers increased to 657,000, up 50% compared to the third quarter of 2021
•Spaces Under Management (SUM) grew to 8.7 million, up 40% year-over-year
•Total revenue was $38.0 million, up 37% year-over-year
•Subscription revenue was $19.0 million, up 21% year-over-year
•Services revenue was $10.0 million, up 204% year-over-year
•Annualized Recurring Revenue (ARR) exiting the third quarter was $76.0 million
•Non-GAAP net loss was $0.09 per share
Recent Business Highlights
•Completed the acquisition of VHT, Inc., known as VHT Studios, a U.S.-based real estate marketing company that offers brokerages and agents digital solutions to promote and sell properties. This transaction brings together VHT Studios’ visual media services with the immersive Matterport 3D Digital Twin platform to elevate the buying experience for home buyers while simplifying the process of creating comprehensive marketing packages for brokers and agents.

•Launched the all-new Matterport Pro3 Camera, a breakthrough in 3D capture technology, along with major updates to its industry-leading digital twin cloud platform. The Matterport Pro3 Camera is one of the most advanced Matterport 3D capture devices with a powerful combination of sensors working in harmony to create stunning digital twins, both indoors and outdoors.
•Matterport expanded its presence in the North American market with a new relationship with TD SYNNEX (NYSE: SNX), a leading distributor and IT solution aggregator, to integrate Matterport’s 3D digital twin platform across TD SYNNEX’s network of 150,000 resellers.
•Partnered with Burns & McDonnell, an engineering, construction and architecture firm providing services for critical infrastructure companies with more than 10,000 employees, to deliver the Matterport Digital Twin Platform, including software services and hardware, to optimize construction expansion and maintenance projects.
•Partnered with North Carolina Regional MLS, one of the largest Multiple Listing Services in North Carolina, covering more than half of the state and representing nearly 12,000 realtors and appraisers, to integrate the Matterport Digital Twin Platform with its new listing management system, BrokerBay.
•Collaborated with Emmy Award-winning creative director David Korins and hyperrealist artist Robin Eley, to create an immersive 3D experience of their limited-run exhibition in New York City, Private Collection/Closed for Installation.
Fourth Quarter and Full Year 2022 Outlook

	Q4 2022 Guidance	FY 2022 Guidance
Revenue (in millions)	$39 — $41	$134 — $136
Subscription revenue (in millions)	$19 — $19.2	$73.5 — $73.7
Non-GAAP loss per share	($0.09) - ($0.11)	($0.41) - ($0.43)
Weighted average fully diluted shares outstanding (in millions)	290	284
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, fair value change of warrants liabilities, fair value change of earn-out liabilities, payroll tax related to contingent earn-out share issuance, acquisition-related costs, transaction costs, and amortization of acquired intangible assets, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. In order to calculate non-GAAP net loss per share, basic and diluted, Matterport uses a non-GAAP weighted-average share count. Matterport defines non-GAAP weighted-average shares used to compute non-GAAP net loss per share, basic and diluted, as GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted, adjusted to reflect the shares of Matterport’s Class A common stock exchanged for the previously issued and outstanding shares of redeemable convertible preferred stock and common stock warrants of Matterport, Inc. (now known as Matterport Operating, LLC) in connection with the recently completed merger, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the third quarter of fiscal 2022 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on the Matterport’s Investor Relations website at investors.matterport.com. The dial-in number will be (412) 902-4209, conference ID: 10171665.
The financial results press release and a live webcast of the conference call will be accessible from the Matterport website at investors.matterport.com. An audio webcast replay of the conference call will also be available for one year at investors.matterport.com.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2022 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Matterport, Inc. and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including our ability to grow market share in our existing markets or any new markets we may enter; our ability to respond to general economic conditions; our ability to manage our growth effectively; our success in retaining or recruiting our officers, key employees or directors, or changes required in the retention or recruitment of our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; our ability to remediate our material weaknesses; factors relating to our business, operations and financial performance, including: the impact of the ongoing COVID-19 public health emergency or other infectious diseases, health epidemics and pandemics; our ability to maintain an effective system of internal controls over financial reporting; our ability to achieve and maintain profitability in the future; our ability to access sources of capital; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform; the success of our strategic relationships with third parties; our history of losses and whether we will continue to incur continuing losses for the foreseeable future; our ability to protect and enforce our intellectual property rights; our ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; our ability to attract and retain new subscribers; the size of the total addressable market for our products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in our industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of our Class A common stock, and other securities; the increasingly competitive environment in which we operate; and other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Investor Contact:
Lindsay Savarese
Investor Relations
ir@matterport.com

Media Contact:
Steve Lombardi
press@matterport.com

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription	$18,981	$15,677	$54,508	$44,758
License	21	118	70	4,477
Services	10,015	3,292	19,001	8,860
Product	8,976	8,568	21,405	25,992
Total revenue	37,993	27,655	94,984	84,087
Costs of revenue:
Subscription	6,592	3,908	17,963	10,543
License	—	—	—	—
Services	6,553	2,460	12,705	6,785
Product	8,457	7,106	24,303	18,036
Total costs of revenue	21,602	13,474	54,971	35,364
Gross profit	16,391	14,181	40,013	48,723
Operating expenses:
Research and development	19,084	14,484	66,604	27,599
Selling, general, and administrative	56,293	44,053	186,527	73,612
Total operating expenses	75,377	58,537	253,131	101,211
Loss from operations	(58,986)	(44,356)	(213,118)	(52,488)
Other income (expense):
Interest income	1,691	550	4,470	572
Interest expense	—	(91)	—	(676)
Transaction costs	—	(565)	—	(565)
Change in fair value of warrants liabilities	—	(24,176)	26,147	(24,176)
Change in fair value of contingent earn-out liability	—	(98,478)	136,043	(98,478)
Other expense, net	(981)	(839)	(3,655)	(1,186)
Total other income (expense)	710	(123,599)	163,005	(124,509)
Loss before provision for income taxes	(58,276)	(167,955)	(50,113)	(176,997)
Provision for (benefit from) income taxes	(17)	34	876	73
Net loss	$(58,259)	$(167,989)	$(50,989)	$(177,070)
Net loss per share, basic and diluted	$(0.20)	$(0.86)	$(0.18)	$(1.90)
Weighted-average shares used in per share calculation, basic and diluted	286,458	196,478	281,729	93,061

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$81,852	$139,519
Restricted cash	—	468
Short-term investments	405,599	264,931
Accounts receivable, net	19,515	10,879
Inventories	11,677	5,593
Prepaid expenses and other current assets	17,136	16,313
Total current assets	535,779	437,703
Property and equipment, net	28,555	14,118
Operating lease right-of-use assets	2,802	—
Long-term investments	7,737	263,659
Goodwill	69,593	—
Intangible assets, net	11,332	—
Other assets	4,615	3,696
Total assets	$660,413	$719,176
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,456	$12,227
Deferred revenue	14,553	11,074
Accrued expenses and other current liabilities	22,500	10,026
Total current liabilities	46,509	33,327
Warrants liability	1,691	38,974
Contingent earn-out liability	—	377,576
Deferred revenue, non-current	562	874
Other long-term liabilities	5,824	262
Total liabilities	54,586	451,013
Stockholders’ equity:
Common stock	$29	$25
Additional paid-in capital	1,132,423	737,735
Accumulated other comprehensive loss	(7,578)	(1,539)
Accumulated deficit	(519,047)	(468,058)
Total stockholders’ equity	605,827	268,163
Total liabilities and stockholders’ equity	$660,413	$719,176

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(50,989)	$(177,070)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,237	4,121
Amortization of debt discount	—	135
Amortization of investment premiums, net of accretion of discounts	2,517	413
Stock-based compensation, net of amounts capitalized	116,738	31,997
Change in fair value of warrants liabilities	(26,147)	24,176
Change in fair value of contingent earn-out liability	(136,043)	98,478
Deferred income taxes	(27)	—
Transaction costs	—	565
Loss on extinguishment of debt and convertible notes	—	210
Allowance for doubtful accounts	343	460
Other	681	193
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	(7,379)	(6,100)
Inventories	(6,135)	(342)
Prepaid expenses and other assets	(5,348)	(7,699)
Accounts payable	(4,154)	3,427
Deferred revenue	3,167	4,503
Accrued expenses and other liabilities	4,181	1,442
Net cash used in operating activities	(99,358)	(21,091)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,417)	(536)
Capitalized software and development costs	(9,890)	(5,233)
Purchase of investments	(87,997)	(466,466)
Maturities of investments	194,241	—
Investment in convertible notes	—	(1,000)
Business acquisitions, net of cash acquired	(51,874)	—
Net cash provided by (used in) investing activities	43,063	(473,235)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from reverse recapitalization and PIPE financing, net	—	612,854
Payment of transaction costs related to reverse recapitalization	—	(9,813)
Proceeds from sales of shares through employee equity incentive plans	5,292	1,696
Payments for taxes related to net settlement of equity awards	(34,424)	—
Proceeds from exercise of warrants	27,844	—
Repayment of debt	—	(13,067)
Other	76	—
Net cash provided by (used in) financing activities	(1,212)	591,670
Net change in cash, cash equivalents, and restricted cash	(57,507)	97,344
Effect of exchange rate changes on cash	(628)	(273)
Cash, cash equivalents, and restricted cash at beginning of year	139,987	52,250
Cash, cash equivalents, and restricted cash at end of period	$81,852	$149,321

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(58,259)	$(167,989)	$(50,989)	$(177,070)
Stock-based compensation expense (1)	30,671	30,738	119,648	31,997
Acquisition-related costs (2)	222	—	1,294	—
Amortization expense of acquired intangible assets	443	—	968	—
Change in fair value of warrants liabilities (3)	—	24,176	(26,147)	24,176
Transaction costs (4)	—	565	—	565
Change in fair value of contingent earn-out liability (5)	—	98,478	(136,043)	98,478
Payroll tax related to contingent earn-out share issuance (6)	—	—	1,164	—
Non-GAAP net loss	$(26,923)	$(14,032)	$(90,105)	$(21,854)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.86)	$(0.18)	$(1.90)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.06)	$(0.32)	$(0.12)

GAAP weighted-average shares used to compute net loss per share, basic and diluted	286,458	196,478	281,729	93,061
Adjustment for common stock issued in connection with the merger (7)	—	29,750	—	94,340
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	286,458	226,228	281,729	187,401
(1) Consists primarily of non-cash share-based compensation related to the Company's stock incentive plans and earn-out arrangement.
(2) Consists of acquisition transaction costs.
(3) Consists of the non-cash fair value measurement change for public and private warrants.
(4) Consists of the transaction costs associated with warrants instrument issuance.
(5) Represents the non-cash fair-value measurement change related to our earn-out liability.
(6) Represents the payroll tax related to Earn-out shares issuance and release.
(7) Consists of non-GAAP adjustment of unweighted average common stock issued and converted from Matterport, Inc.’s (now known as Matterport Operating, LLC) previously issued and outstanding shares of convertible preferred stock and common stock warrants prior to the completion of the merger.